Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 29, 2022, in the Registration Statement (Form S-4 and S-1) and related Prospectus of Mesa Air Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

July 10, 2025